UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 13, 2018
IRADIMED CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
001-36534 (Commission File Number)	73-1408526 (IRS Employer Identification No.)

1025 Willa Springs Dr., Winter Springs, FL (Address of Principal Executive Offices)	32708 (Zip Code)

(407) 677-8022
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 13, 2018, the Board of Directors (the “Board”) of Iradimed Corporation (the “Company”) approved amendments to the Company’s bylaws effective immediately upon their adoption by the Board (as amended, the “Amended Bylaws”).

The Amended Bylaws were amended to remove a provision for fee-shifting with respect to certain types of litigation brought by current or prior stockholders or anyone on their behalf against the Company and/or any director, officer, employee or affiliate where the claiming party does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought.

The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
3.2	Bylaws of Iradimed Corporation, as amended and restated as of September 13, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
IRADIMED CORPORATION

Date: September 19, 2018	By: Name: Title:	/s/ Chris Scott Chris Scott Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
3.2	Bylaws of Iradimed Corporation, as amended and restated as of September 13, 2018.